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Exhibit 99(r)(1)

Dividend Capital Realty Income Allocation Fund

Code of Ethics

        SEC Rule 17j-1 ("the Rules") under the Investment Company Act of 1940 (the "Act") requires registered investment companies ("investment companies") to adopt written codes of ethics designed to prevent fraudulent trading by those persons covered under the Rules. The Rules also make it unlawful for certain persons, including any officer or director of an investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by an investment company to:

  1.
  employ any device, scheme or artifice to defraud the investment company;

  2.
  make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

  3.
  engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company; or

  4.
  engage in any manipulative practice with respect to the investment company.

        The Rules also requires that each investment company and its affiliates use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of its code of ethics.

        The Dividend Capital Realty Income Allocation Fund (the "Fund") has adopted this Code of Ethics (the "Code").

Personal Trading Policies

        This Code is based on the principle that the officers, directors, and employees of the Fund owe a fiduciary duty to each Client as well as the shareholders of the Fund and, therefore, the Fund's personnel must place the Clients and shareholders' interests ahead of their own. Fund personnel must also avoid any conduct which could create a potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with any Client's portfolio transactions and that they do not take inappropriate advantage of their positions. All persons covered by this Code must adhere to these general principles as well as the Code's specific provisions, procedures, and restrictions.

Definitions

For purposes of this Code:

        "Access Person" Shall include: (i) Any director, officer, general partner, of the Fund or of the Fund's investment Adviser. (ii) Any employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Fund who obtains current information concerning recommendations made with regard to the purchase or sale of a security by the Fund.

        An officer or employee of DCI whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Fund, is not an "Access Person" unless actual advance knowledge of a covered transaction is furnished to such person.

        "Beneficial Ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder, which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include:

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  securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

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  securities held in the name of a member of his or her immediate family sharing the same household;

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  securities held by a trustee, executor, administrator, custodian or broker;

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  securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

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  securities held by a corporation which can be regarded as a personal holding company of a person; and

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  securities recently purchased by a person and awaiting transfer into his or her name.

        "Investment Personnel" shall mean any employee of the Fund or investment adviser (or any company in a control relationship to the Fund or investment advise) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

        "Fund" shall an investment company registered under the Investment Company Act including Dividend Capital Realty Income Fund and Dividend Capital Realty Income Allocation Fund.

        "Portfolio Manager" shall mean an employee of DCI entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.

        "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

        A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by DCI and such determination has been communicated to the Fund. In addition, a security is being considered for purchase or sale when an officer, director or employee of DCI seriously considers making such a recommendation to the Fund.

        "Real Estate Companies" shall mean any company in which at least 50% of its assets, gross revenues, or net profits are committed to, or derived from, real estate or real estate-related activities. Real estate companies may include, nut are not limited to, the following: real estate operating companies, real estate investment trusts (REITS), and special purpose entities such as pass-through trusts or other special purpose entities that issue commercial mortgage-backed securities (CMBS) and/or execute real estate financings or securitizations.

        "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies that are not affiliated with Dividend Capital Investments, LLC, securities issued by the Government of the United States or by Federal agencies which are direct obligations of the United States, bankers' acceptances, bank certificates of deposits, commercial paper and high quality short-term debt instruments, including repurchase agreements. A future or an option on a future will be deemed to be a security subject to this Code.

Prohibited Transactions

        Investment Persons/Access Persons shall not engage in any act, practice or course of conduct which would violate the provisions of SEC Rule 17j-1 and/or Rule 204A-1 under the Investment Advisers Act. No Investment Persons/Access Person shall purchase or sell, directly or indirectly any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his/her actual knowledge, at the time of such purchase or sale (i) is being considered for purchase or sale by the Fund; or (ii) is being purchased or sold by the Fund; except that the prohibitions of this section shall not apply to:

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  purchases or sales affected in any account over which the Investment Persons/Access Person has no direct or indirect influence or control;

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  purchases or sales which are non-volitional on the part of either the Investment Persons/Access Person;

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  purchases which are part of an automatic dividend reinvestment or other plan established prior to the time the security involved came within the purview of this Code; and purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Prohibited Transactions by Investment Persons/Access Persons

        No Investment Persons shall:

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  acquire any securities in an initial public offering or acquire securities in a private placement without prior written approval of DCI's compliance officer or other officer designated by DCI (the "Compliance Officer").

        In considering a request to invest in a private placement, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to Investment Personnel by virtue of their/his/her position with the Fund. Should Investment Personnel be authorized to acquire securities through a private placement, they/he/she shall, in addition to reporting the transaction on the quarterly report to DCI, disclose the interest in that investment to other Investment Personnel participating in that investment decision if and when they/he/she plays a part in the Fund's subsequent consideration of an investment in that issuer. In such a case, the Fund's decision to purchase securities of that issuer will be subject to an independent review by Investment Personnel who have no personal interest in the issuer.

Blackout Periods

        No Investment Persons/Access Persons shall execute a securities transaction on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, an Investment Person is expressly prohibited from purchasing or selling a security within seven (7) calendar days before or after the Fund that he/she manages trades in that security.

        The foregoing prohibition of personal transactions during the seven day period following the execution of a transaction for the Fund shall not apply with respect to a security when the Investment Persons certifies in writing to the Compliance Officer that the Fund's trading program in that security is complete. Each transaction authorized by the Compliance Officer pursuant to this provision shall be reported to the Fund's Board of Directors by the Compliance Officer at the Board's next regular meeting.

        Should Investment Persons trade within the proscribed period, such trade should be canceled if possible. If it is not possible to cancel the trade, all profits from the trade must be disgorged and the profits will be paid to a charity selected by the Investment Person/Access Persons and approved by the Compliance Officer.

The prohibitions of this section shall not apply to:

  •
  purchases or sales affected in any account over which the Investment Persons/Access Person has no direct or indirect influence or control if the person making the investment decision with respect to such account has no actual knowledge about the Fund's pending "buy" or "sell" order;

  •
  purchases or sales which are non-volitional on the part of either the Investment Persons/Access Persons;

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  purchases which are part of an automatic dividend reinvestment or other plan established by the Investment Persons/Access Persons prior to the time the security involved came within the purview of this Code; and

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  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Short-Term Trading

        No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities which are owned by the Fund or which are of a type suitable for purchase by the Fund, within sixty (60) calendar days. Any profits realized on such short-term trades must be disgorged and the profits will be paid to a charity selected by the Investment Person and approved by the Compliance Officer. The Compliance Officer may permit in writing exemptions to the prohibition of this section, on a case-by-case basis, when no abuse is involved and the equities of the circumstances support an exemption.

Gifts

        No Investment Person shall accept a gift or other thing of more than de minims value ("gift") from any person or entity that does business with or on behalf of the Fund if such gift is in relation to the business of the employer of the recipient of the gift. In addition, any Investment Person who receives an unsolicited gift or a gift with an unclear status under this section shall promptly notify the Compliance Officer.

Service As A Director

        No Investment Person shall serve as a director of a publicly traded company absent prior written authorization from the Compliance Officer based upon a determination that such board service would not be inconsistent with the interests of the Fund and its shareholders.

Pre-trade Clearance

        All Investment Persons/Access Persons (with the exception of Independent Directors) shall pre-clear their personal real estate companies/securities transactions prior to executing an order. A written request must be submitted to the Compliance Officer, and the Compliance Officer must give his/her written authorization prior to placing a purchase or sell order with a broker. Should the Compliance Officer deny the request, he/she will give a reason for the denial. An approved request will remain valid for two (2) business days from the date of the approval.1

1
The placement of a limit order constitutes a transaction requiring approval, and the limit order must be placed within two days from the date of approval. Implementation of a limit order in accordance with its approved terms is a ministerial act which occurs in the future by the terms of the limit order, and does not require approval. A change of terms in, or withdrawal of, a standing limit order is an investment decision for which clearance must be obtained.

Reporting

        a)    Initial Holdings Reports.    Investment Persons/Access Persons must report on Exhibit A, attached hereto, no later than 10 days after becoming an Investment Persons/Access Person, the following information:

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  The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

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  The name of any broker, dealer or bank with whom the Investment Person/Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Investment Persons/Access Person as of the date the person became an Investment Persons/Access Person; and

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  The date that the report is submitted by the Investment Person/Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an Investment Person/Access Person.

An independent director of a Fund need not make an Initial Holdings Report.

        b)    Quarterly Transaction Reports.    Every Investment Persons/Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a covered security in which the Investment Person/Access Person had any direct or indirect beneficial ownership:

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  The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;

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  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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  The price of the covered security at which the transaction was effected;

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  The name of the broker, dealer or bank with or through whom the transaction was effected; and

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  The date that the report is submitted by the Investment Persons/Access Person.

        With respect to any account established by the Investment Person/Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Investment Person/Access Person, each person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

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  The name of the broker, dealer or bank with whom the Investment/Persons/Access Person established the account;

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  The date the account was established; and

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  The date that the report is submitted by the Investment Persons/Access Person.

        An independent director of a Fund need only report a transaction in a covered security in a quarterly transaction report if such independent director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director or trustee of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the independent director, such covered security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund.

        Exceptions:

        An Investment Person/Access Persons need not make a quarterly transaction report under this Code of Ethics with respect to transactions effected pursuant to an Automatic Investment Plan.

        An Investment Person/Access Person need not make a quarterly transaction report under this section if the report would duplicate information contained in the broker-dealer's trade confirmations or account statements received by the Fund or Advisor with respect to the Investment Person/Access Person during the applicable time period, provided that all the information as described above is contained in the trade confirmation or account statements, or in the records of the Fund or Adviser.

        c)    Annual Holdings Reports.    Every Investment Persons/Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

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  The title, number of shares and principal amount of each Covered Security in which the Investment Persons/Access Person had any direct or indirect beneficial ownership;

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  The name of any broker, dealer or bank with whom the Investment Persons/Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Investment Persons/Access Person; and

  •
  The date that the report is submitted by the Investment Persons/Access Person.

An independent director of a Fund need not make an Annual Holdings Report.

Certification

        Each Investment Persons/Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Investment Persons/Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. This certification is included as part of Exhibit C.

        Before the Board of Trustees of the Fund may approve the code of ethics, the Fund must certify to the Board that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics. Such certification shall be submitted to the Board of Trustees at least annually.

Compliance Procedures

        1.     The Compliance Officer shall identify all Investment Persons/Access Persons who have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

        2.     The Compliance Officer shall promptly report to the Fund's Board of Directors: (a) any material violations of the prohibitions contained in this Code and any sanctions imposed in response to such violations; and (b) any reported transactions in a security which was purchased or sold by the Fund within seven (7) days before or after the date of the reported transaction.

        3.     This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by Investment Persons/Access Persons, each memorandum made by the Compliance Officer hereunder, a record of any violation hereof and any action taken as a result of such violation, and any reports submitted to the Fund's Board of Directors, shall be maintained by the Fund as required under Rule 17j-1 and/or Rule 204A-1.

        4.     The Compliance Officer shall prepare an annual report to the Fund's Board of Directors. Such report shall (a) include a copy of this Code, as amended from time to time; (b) summarize existing procedures concerning personal investing and any changes in the Code's policies or procedures during the past year; (c) identify any material violations of the Code and sanctions imposed in response to any such violations; and (d) identify any recommended changes in existing restrictions, policies or procedures based upon the Fund's experience under the Code, any evolving industry practices, or developments in applicable laws or regulations.

        5.     The Compliance Officer shall review the monthly statements of all persons subject to the Code to ensure they have not violated the Code by trading in securities without approval.

        6.     In addition to reporting violations of the Code to the Board, persons violating the Code will be subject to the following:

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  First violation—A written warning will be placed in the file of the employee providing details of the violation. The employee will receive a copy of the warning.

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  Second violation—The employee will be placed on a probationary status for a period of one year.

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  Subsequent violations while on a probationary status may result in sanctions varying from the employee being placed on an unpaid leave of absence to termination depending in the nature of the violation.

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  However, more serious violations, including but not limited to, insider trading and front running the fund may be subject to more serious and immediate sanctions, including termination, upon the first violation.

Current List of Employees Subject to Code of Ethics                    (01/06/05)

Investment Persons

Shall mean any securities analyst, portfolio manager, or a member of an investment committee who is directly involved in the decision making process as to whether or not to purchase or sell a portfolio security and those persons who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions.

      Russell Platt (DCI-PM)
      Amitabh Godha (DCI Assistant PM)
      Charles Song (DCI Assistant PM)
      Geoff Hawkins (Forum-Assistant PM)
      John Keeton (DCI-Trader)
      Caroline McBride (Forum Partners)
      Hoch Cho (Forum Partners)
      Fourat Shamoon (DCI Intern)

Access Persons

Shall include any DCI director, officer, general partner, or employee who, in connection with his/her regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any natural person in a control relationship to the Fund who obtains current information concerning recommendations made with regard to the purchase or sale of a security by the Fund.

      Tom Florence
      Evan Zucker
      Jim Mulvihill
      Tom Wattles
      Derek Mullins
      Frank Gaffney
      Jeff Taylor
      Phil Perrone
      Derek Mullins
      Mark Pappas
      Lauren Moshier
      Dawn Rogers
      Rella Rivera
      Will Strong (Forum Partners)

Exhibit A    Initial Report of Securities Held & Code of Ethics Acknowledgement

To the Compliance Officer of Dividend Capital Investments LLC ("DCI"):

        1.     I hereby acknowledged receipt of a copy of the Code of Ethics (the "Code") for DCI.

        2.     I have read and understand the Code and recognize that I am subject thereto in the capacity of Investment Person or Access Person.

        3.     Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any DCI client, such as any economic relationship between my transactions and securities held or to be acquired by a client.

        4.     As of the date below I had a direct or indirect beneficial ownership in the following securities (if none, please state so):

Name of Security/Account Holder	Account Number	Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)	Name of Broker or Dealer With Whom Held

Date:	Signature:
Print Name:

This report must be returned to the Compliance Officer within 30 days

Exhibit B    Quarterly Report of Securities Accounts & Transactions

For the Calendar Quarter Ended:

To the Compliance Officer of Dividend Capital Investments, LLC ("DCI"):

As of the date above I had a direct or indirect beneficial ownership in the following securities accounts (if none, please state so):

PART 1

Name of Security/Account Holder	Account Number	Date Account Was Established	Name of Broker-Dealer With Whom Account Is Held

PART 2

        During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership and which are required to be reported pursuant to the Code of Ethics adopted by DCI (if none, please state so).

Are you having duplicate confirms and statements mailed to the Compliance Officer? ____Yes ____No
(If duplicate confirmations and statements and being sent directly to the Compliance Officer please list only those transactions below that may not have had confirms or statements sent. If none, state so.)

Name of Security/Account Holder	Account Number	Name of Security	Date of Trade	Nbr. of Shares	Buy or Sell	Price	Broker-Dealer of Bank Through Whom Executed

        This report (i) excludes accounts or transactions with respect to which I had no direct or indirect influence or control, (ii) other accounts or transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the accounts or securities listed above.

        Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any DCI client, such as the existence of any economic relationship between my transactions and securities held or to be acquired by a client.

Date:	Signature:
Print Name:

This report must be returned to the Compliance Officer within 30 days of quarter-end.

Exhibit C    Annual Report of Securities Held & Code of Ethics Acknowledgement

To the Compliance Officer of Dividend Capital Investments LLC ("DCI"):

        1.     I have read and understand the Code of Ethics (the "Code") and recognize that I am subject thereto in the capacity of an Investment Persons or Access Person.

        2.     I hereby certify that, during the year ended December 31,        , I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

        3.     Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any DCI client, such as any economic relationship between my transactions and securities held or to be acquired by a client.

        4.     As of December 31,        , I had a direct or indirect beneficial ownership in the following securities (if none, please state so):

Name of Security/Account Holder	Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)	Name of Broker or Dealer With Whom Held

Date:	Signature:
Print Name:

This report must be returned to the Compliance Officer within 30 days of year-end

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  Exhibit 99(r)(1)
Dividend Capital Realty Income Allocation Fund Code of Ethics